Exhibit 10.2

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission.  Asterisks denote omissions.

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement’) is entered into as of April 1, 2005, by and among (i) SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (ii) ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 and ASPENTECH, INC., a Texas corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 (jointly and severally, individually and collectively, “Borrower”)

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 30, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 30, 2003 between Borrower and Bank, as amended by a certain letter agreement dated February 14, 2003, a certain First Loan Modification Agreement dated June 27, 2003, a certain Second Loan Modification Agreement dated September 10, 2004, and a certain Third Loan Modification Agreement dated January 28, 2005 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations including the Export-Import Bank Loan and Security Agreement dated as of January 30, 2003, as amended, shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

(i)                                     The Loan Agreement shall be amended by deleting the following text appearing as Section 2.2 thereof:

“2.2. Release of Certain Collateral.  Provided no Default then exists, Silicon agrees to enter into an amendment to this Agreement in form and substance reasonably satisfactory to Silicon and Borrower (the

“Amendment”) to modify the Collateral to a first priority security interest only on Borrower’s Payment Intangibles, Receivables and proceeds thereof, upon Borrower’s achievement of net income in excess of $2,500,000 per quarter for two (2) consecutive quarters.  Any such modification of the Collateral shall only be effective upon execution of the Amendment by Silicon and Borrower.”

and inserting in lieu thereof the following:

“2.2. Release of Certain Collateral.  Intentionally omitted.”

(ii)                                  The Loan Agreement shall be amended by deleting the following text appearing in the definition of “Eligible Receivables” set forth in Section 8 of the Loan Agreement:

“(ii) the Receivable must not be due under a fulfillment or requirements contract with the Account Debtor or represent Deferred Revenue (provided, however, Deferred Revenue offsets will not be deemed ineligible (if otherwise eligible hereunder) as long as Borrower maintains, at all times, unrestricted cash and/or cash equivalents at Silicon of at least $50,000,000.00),”

and inserting in lieu thereof the following:

“(ii) the Receivable must not be due under a fulfillment or requirements contract with the Account Debtor or represent Deferred Revenue (provided, however, Deferred Revenue offsets will not be deemed ineligible (if otherwise eligible hereunder) as long as Borrower maintains, at all times, unrestricted cash and/or cash equivalents at Silicon of at least $25,000,000.00),”

(iii)                               The Loan Agreement shall be amended by deleting the following text appearing in the definition of “Permitted Liens” set forth in Section 8 of the Loan Agreement:

“(xiii) liens of The Royal Bank of Scotland and/or National Westminster Bank or other reputable, comparable financial institution (collectively, “Nat West”) in specific cash (or cash equivalents) pledged to Nat West to secure Borrower’s obligations pursuant to that certain guaranty of certain letters of credit issued on behalf of AspenTech UK Limited in an amount not to exceed UK£1,300,000.00  (the “Nat West Debt”);”

and inserting in lieu thereof the following:

“(xiii) liens of The Royal Bank of Scotland and/or National Westminster Bank or other reputable, comparable financial institution (collectively, “Nat West”) in specific cash (or cash equivalents) pledged to Nat West to secure Borrower’s obligations pursuant to that certain guaranty of certain letters of credit issued on behalf of AspenTech UK Limited in an amount not to exceed GBP £2,000,000.00  (the “Nat West Debt”);”

(iv)                              The Loan Agreement shall be amended by deleting the following text appearing in Section 4 of the Schedule to the Loan Agreement:

“MATURITY DATE

(Section 6.1):   April 1, 2005”

and inserting in lieu thereof the following:

“MATURITY DATE

(Section 6.1):   July 15, 2006”

(v)                                 The Loan Agreement shall be amended by deleting Section 5(a) of the Schedule thereto in their entirety and inserting in lieu thereof the following:

“a. Minimum Tangible Net Worth:

Borrower shall at all times maintain, to be tested monthly, as of the last day of each month, a Tangible Net Worth of not less than the sum of (i) plus (ii) below:

(i)

(a) from March 1, 2005 through and including March 31, 2005 - $55,000,000;

(b) from April 1, 2005 through and including April 30, 2005 - $43,000,000;

(c) from May 1, 2005 through and including May 31, 2005 - $31,000,000;

(d) from June 1, 2005 through and including June 30, 2005 - $55,000,000;

(e) from July 1, 2005 through and including July 31, 2005 - $43,000,000;

(f) from August 1, 2005 through and including August 31, 2005 - $31,000,000;

(g) from September 1, 2005 through and including September 30, 2005 - $60,000,000;

(h) from October 1, 2005 through and including October 31, 2005 - $50,000,000;

(i) from November 1, 2005 through and including November 30, 2005 - $40,000,000;

(j) from December 1, 2005 through and including December 31, 2005 - $70,000,000;

(k) from January 1, 2006 through and including January 31, 2006 - $60,000,000;

(l) from February 1, 2006 through and including February 28, 2006 - $50,000,000;

(m) from March 1, 2006 through and including March 31, 2006 - $75,000,000;

(n) from April 1, 2006 through and including April 30, 2006 - $65,000,000;

(o) from May 1, 2006 through and including May 31, 2006 - $55,000,000; and

(p) from June 1, 2006 through and including June 30, 2006 - $80,000,000.

 (ii) 75% of all consideration received after March 1, 2005 from proceeds from the issuance of any equity securities of the Borrower (other than (i) the issuance of stock options, restricted stock or other stock-based awards under the Borrower’s director or employee stock incentive plans, or (ii) stock purchases under the Borrower’s employee stock purchase plan).”

(vi)                              The Loan Agreement shall be amended by deleting the following text appearing in Section 5(c) of the Schedule thereto:

“c. Adjusted Quick Ratio:

Borrower shall maintain, at all times, to be tested monthly, an Adjusted Quick Ratio of at least (a) 1.25 to 1.00 as of the last day of each January, February, April, May, July, August, October and November during the term of this Agreement, and (b) 1.50 to 1.00 as of the last day of each March, June, September and December during the term of this Agreement.”

and inserting in lieu thereof the following:

“c. Adjusted Quick Ratio:

Borrower shall maintain, at all times, to be tested monthly, an Adjusted Quick Ratio of at least:

(a) from March 1, 2005 through and including May 31, 2005 - 1.5 to 1.0;

(b) from June 1, 2005 through and including June 30, 2005 - 1.4 to 1.0;

(c) from July 1, 2005 through and including July 31, 2005 - 1.2 to 1.0;

(d) from August 1, 2005 through and including August 31, 2005 - 1.0 to 1.0;

(e) from September 1, 2005 through and including September 30, 2005 - 1.4 to 1.0;

(f) from October 1, 2005 through and including October 31, 2005 - 1.2 to 1.0;

(g) from November 1, 2005 through and including November 30, 2005 - 1.0 to 1.0;

(h) from December 1, 2005 through and including December 31, 2005 - 1.5 to 1.0

(i) from January 1, 2006 through and including January 31, 2006 - 1.2 to 1.0;

(j) from February 1, 2006 through and including February 28, 2006 - 1.1 to 1.0;

(k) from March 1, 2006 through and including March 31, 2006 - 1.5 to 1.0;

(l) from April 1, 2006 through and including April 30, 2006 - 1.2 to 1.0;

(m) from May 1, 2006 through and including May 31, 2006 - 1.1 to 1.0; and

(n) from June 1, 2006 through and including June 30, 2006 - 1.5 to 1.0.”

(vii)                           The Loan Agreement shall be amended (a) by deleting the following text appearing in Section 5 of the Schedule thereto:

“                                          “Quick Assets” is, on any date, the Borrower’s consolidated, unrestricted cash, cash equivalents, net billed accounts receivable (plus the current portion of long-term installment receivables, net of unamortized discounts) and investments with maturities of fewer than 12 months determined according to GAAP.”

and inserting in lieu thereof the following:

“                                          “Quick Assets” is, on any date, the Borrower’s consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.”

(b) by deleting the following text appearing in the definition of “Tangible Net Worth”:

“(B) there shall be excluded from liabilities:  all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion.”

(viii)                        The Loan Agreement shall be amended by deleting the following text appearing in Section 8 of the Schedule thereto:

“                                          e.                                       up to UK£1,300,000.00 at Nat West to secure the Nat West Debt.”

and inserting in lieu thereof the following:

“                                          e.                                       up to GBP £2,000,000.00 at Nat West to secure the Nat West Debt.”

(ix)                                The Loan Agreement shall be amended by deleting Exhibit B thereto and inserting in lieu thereof Exhibit A hereto.

4.                                       CONSENT TO PAYMENT OF SUBORDINATED DEBT.

(a)                                  Notwithstanding the terms of the Existing Loan Documents to the contrary, including, without limitation, Section 5.5 of the Loan Agreement, Borrower may not redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower’s stock, and/or any of Borrower’s 5 1/4%  Convertible Subordinated Debentures or other subordinated debt instruments; provided, however, Borrower may redeem, retire, purchase or acquire, directly or indirectly, any of Borrower’s 5 1/4% Convertible Subordinated Debentures pursuant to the terms of the Indenture, provided that at the time of each such payment, redemption, retirement, acquisition or purchase there is then no Default continuing, or would be continuing after giving effect to such payment, redemption, retirement, acquisition or purchase and the aggregate of all such repurchases on or after April 1, 2005 do not exceed $20,000,000.

(b)                                 Notwithstanding the terms of the Existing Loan Documents to the contrary and in addition to the foregoing, Bank hereby consents to Borrower’s proposed repayment on or before June 15, 2005 of Borrower’s 5 1/4% Convertible Subordinated Debentures, provided that, at the time of such payment: (i) no Borrower is then in Default or would be in Default after giving effect to such payment, (ii) Borrower will be in pro-forma compliance with each of the financial covenants set forth in Section 5 of the Schedule to the Loan Agreement after giving effect to the making of such payment, (iii) such payment does not exceed $56,745,000 (plus accrued interest, but less any payments made pursuant to subsection (a) above), and (iv) Borrower delivers to Bank a written notice at least two (2) business days prior to making such payment, which notice contains the appropriate reports and calculation evidencing Borrower’s pro-forma compliance with each of the financial covenants set forth in Section 5 of the Schedule to the Loan Agreement after giving effect to the making of such payment.

5.                                       CONSENT TO [**]. Bank hereby agrees that [**] as a result of [**] in accordance with [**] provided that [**] would be [**].

6.                                       WAIVER.  Bank hereby waives Borrower’s existing defaults under the Existing Loan Documents by virtue of Borrower’s failure to comply with Section 3.7 of the Loan Agreement solely with respect to the delivery of Borrower’s restated financial statements as described on Exhibit A hereto [**] (the “Disclosures”). Bank’s waiver of Borrower’s compliance with said affirmative covenants shall apply only to the foregoing delivery of the restated financial statements and the foregoing specific failure to timely provide to Bank the Disclosures and shall be limited solely to the delivery of the restated financial statements and Borrower’s failure to timely disclose, rather than any implied waiver or consent with respect to the substance or materiality of the restated financial statements or Disclosures.  Nothing herein shall be deemed a waiver of any other Event of Default that may arise as a result of the matters contained in such restated financial statements or Disclosures, now or in the future.  In addition, Bank hereby waives Borrower’s existing default under the Existing Loan Documents by virtue of Borrower’s permitting to exist liens in an amount up to GBP £2,000,000.00 at Nat West to secure the Nat West Debt.

7.                                       FEES.  Borrower shall pay to Bank a modification fee of $156,000.00 which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

8.                                       RATIFICATION OF NEGATIVE PLEDGE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreements each dated as of January 30, 2003 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

9.                                       RATIFICATION OF PERFECTION CERTIFICATES.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates each dated as of January 30, 2003, as amended and affected by Schedule 1 hereto and Exhibit A hereto and acknowledges, confirms and agrees the disclosures and information therein has not changed as of the date hereof, except as set forth on Schedule 1 annexed hereto.

10.                                 CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

11.                                 RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

12.                                 NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

13.                                 CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.

14.                                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Remainder of page intentionally left blank.]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

ASPEN TECHNOLOGY, INC.

By:	/s/ Leo S. Vannoni
Name:	Leo S. Vannoni
Title:	VP and Treasurer

ASPENTECH, INC.

By:	/s/ Charles F. Kane
Name:	Charles F. Kane
Title:	Treasurer

BANK:

SILICON VALLEY BANK

By:	/s/ John Atanasoff
Name:	John Atanasoff
Title:	Senior Relationship Manager

The undersigned, ASPENTECH SECURITIES CORP., a Massachusetts corporation,  ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated January 30, 2003 (the “Guaranty”) and a certain Security Agreement dated as of January 30, 2003 (the “Security Agreement”) and acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

ASPENTECH SECURITIES CORP

By:	/s/ Charles F. Kane
Name:	Charles F. Kane
Title:	Treasurer